UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Advasa Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

☐	Fee paid previously with preliminary materials.

ADVASA HOLDINGS, INC.

1-2-7 Moto-Akasaka

Minato-ku, Tokyo, 107-0051 Japan

Telephone: +81-3-6868-5538

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

To Our Stockholders:

This Information Statement is being furnished to the holders of common stock, par value $0.00001 per share, of Advasa Holdings, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”) in accordance with Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Schedule 14C promulgated thereunder. This Information Statement relates to the approval of the actions described below, which were authorized by written consent of a majority of the voting power of the Company’s issued and outstanding capital stock, in lieu of a meeting of the stockholders, and by the unanimous written consent of the Board of Directors of the Company (the “Board”). The actions approved grant the Board discretionary authority, without further stockholder approval, to file a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, at a ratio in the range of 1-for-10 to 1-for-100, with the ratio, implementation and timing of such reverse stock split to be determined in the discretion of the Board of Directors (the “Reverse Stock Split”). Upon the determination of the Board of Directors of the ratio of the stock split, the Company will file the Amendment with the Delaware Secretary of State.

On October 19, 2026, two shareholders of the Company holding in the aggregate of approximately 75% of the Company’s voting power (the “Majority Stockholders”) executed a written consent, in lieu of a meeting of stockholders, approving the Reverse Stock Split (the “Majority Stockholders Written Consent”). On October 26, 2026, the Board approved the Majority Stockholders Written Consent and the Reverse Stock Split. The Majority Stockholders Written Consent constitutes the only stockholder approval required for the Reverse Stock Split under the General Corporation Law of the State of Delaware (the “DGCL”) and our bylaws (the “Bylaws”). As a result, no further action by any other stockholder is required to approve the Reverse Stock Split and we have not and will not be soliciting your approval of the Reverse Stock Split. Notwithstanding the foregoing, the holders of our common stock of record at the close of business on October 26, 2026 (the “Record Date”), are entitled to notice of the Majority Stockholders Written Consent. This Information Statement constitutes notice to you of the aforementioned corporate actions to be taken without a meeting, by written consent setting forth the action signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting where all shares entitled to vote were present and voted, pursuant to Section 228 of the DGCL.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Reverse Stock Split will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our stockholders.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

This notice and Information Statement shall constitute notice to you under Section 228 of the DGCL that the Reverse Stock Split was approved by the written consent of the Majority Stockholders.

This notice and the accompanying Information Statement are being mailed to the holders of our securities as of the Record Date on or about [●], 2026. This notice and the accompanying Information Statement shall constitute notice to you of the actions taken by the Majority Stockholders Written Consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,

Dated: [●], 2026	/s/
Grady Ryther
Director and Chief Executive Officer

ADVASA HOLDINGS, INC.

1-2-7 Moto-Akasaka

Minato-ku, Tokyo, 107-0051 Japan

Telephone: +81-3-6868-5538

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

[●], 2026

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is furnished, pursuant to Section 14(c) of the Exchange Act, to the stockholders of record as of the Record Date for the purpose of informing our stockholders of actions we are taking pursuant to the Majority Stockholders Written Consent and by the Board approving and effectuating a reverse stock split of the issued and outstanding shares of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-100, with the ratio, implementation and timing of such reverse stock split to be determined in the discretion of the Board of Directors. Effective October 26, 2026, the Board approved the Reverse Stock Split. Your consent is not required and is not being solicited in connection with the approval of the Reverse Stock Split.

You are urged to read this Information Statement carefully and in its entirety for a description of the Reverse Stock Split. The date of this Information Statement is October [●], 2026 and it is first being mailed on or about [●], 2026.

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the foregoing action. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by the Majority Stockholders and giving stockholders notice of such actions to be taken by the Company in full satisfaction of any notice requirements we may have under the DGCL and of Regulation 14C of the Exchange Act.

What action was taken by written consent?

We obtained written consent from the Majority Stockholders approving the Amendment to effectuate the Reverse Stock Split.

When is the record date?

The close of business on October 26, 2026 is the record date for the determination of stockholders entitled to consent and entitled to receive this Information Statement.

What vote is required under the DCGL and Company By-Laws to approve the Reverse Stock Split described in this Information Statement?

The ability to proceed without a special meeting of the stockholders to approve this corporate action is authorized by Section 228 of the DGCL which provides that, unless otherwise provided in our Certificate of Incorporation and Bylaws, action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize the action at a meeting where all shares entitled to vote were present and voted (holding at least a majority of the voting power of the Company, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required). Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document.

Our Certificate of Incorporation, Section 13, provides that any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called annual meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate of Incorporation have been satisfied. Our Bylaws, Section 2.14, provides that unless otherwise provided by the Certificate of Incorporation or the Bylaws, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required.

Given the volatility of the Common Stock since the start of trading on the Nasdaq Stock Market (“Nasdaq”), including the significant average volume of shares sold and decreasing price per share, and in order to ensure the Company remain in compliance with Nasdaq continued listing standards, the Majority Stockholders determined it to be advisable and in the best interest of the Company and its stockholders that the Company effect a reverse stock split as soon as reasonably practicable, and given that time sensitivity, and to eliminate the costs to us and management time involved in holding a special meeting, in order to take the Corporate Action as described in this Information Statement as soon as reasonably possible, the Majority Stockholders, as the holders of record of approximately 75% of the outstanding shares of Common Stock, executed and delivered a written consent to us. On October 26, 2026, the Board approved the Majority Stockholders Written Consent and the Reverse Stock Split.

The Majority Stockholders Written Consent constitutes the consent of the Majority Stockholders and, along with the approval by the Board, is sufficient under the DGCL and our Bylaws to approve the actions described herein. Accordingly, approval for such actions is not presently being submitted to the remainder of our other stockholders for a vote.

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When will the Reverse Stock Split become effective?

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Reverse Stock Split will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our stockholders.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in effectuating the Reverse Stock Split?

No security holders receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class.

Do stockholders have dissenters’ or appraisal rights?

Holders of our common stock will not be entitled to dissenters’ rights or appraisal rights concerning the Reverse Stock Split under the DGCL.

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO

EFFECTUATE THE REVERSE STOCK SPLIT

Overview

The Board and the Majority Stockholders have approved an amendment to the Company’s Certificate of Incorporation for the Reverse Stock Split. The Reverse Stock Split will reduce the number of issued and outstanding shares of the Company’s common stock through a reverse stock split at a ratio in the range of 1-for-10 to 1-for-100, with the ratio, implementation and timing of such reverse stock split to be determined, if at all, in the discretion of the Board of Directors. The proposed Amendment to effectuate the Reverse Stock Split is attached to this Information Statement as Appendix A. The text of Appendix A remains subject to modification to include the selected ratio and such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Stock Split. The Board reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Purpose and Effect

As of the Record Date, the Company has 487,674,534 shares of common stock issued and outstanding. Both the Majority Stockholders and the Board believe that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders in order to meet and maintain continued listing standards on the Nasdaq Global Market. On October 21, 2026, the Company received written notice from The Nasdaq Stock Market LLC indicating that, for the prior 30 consecutive business days, the minimum bid price of the Company’s common stock had been below the $1.00 per share minimum requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”), and in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until April 19, 2027, to regain compliance with the Minimum Bid Price Requirement.

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In the event the Company does not regain compliance with the Minimum Bid Price Requirement by April 19, 2027, the Company may transfer to The Nasdaq Capital Market, provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement) based on the Company’s most recent public filings and market information and notifies Nasdaq of its intent to cure this deficiency. Following a transfer to The Nasdaq Capital Market, the Company would be afforded the remainder of the applicable compliance period set forth in Rule 5810(c)(3)(A)(ii), unless it does not appear to Nasdaq that it is possible for the Company to cure the deficiency. However, if the Company does not qualify for transfer, or fails to regain compliance with the Minimum Bid Price Requirement during the compliance period, then the Nasdaq staff will provide written notification to the Company that its common stock will be subject to delisting.

Because the Reverse Stock Split is expected to result in a higher per-share price of the Company’s common stock, the Board believes such an increase will rectify the Minimum Bid Price Requirement deficiency, and may also improve the marketability and value of the common stock for existing and prospective stockholders, and may allow for a more manageable capital structure that may facilitate potential future financing transactions. The Board cannot predict, however, the effect of the Reverse Stock Split upon any future market price of the common stock, and there can be no assurance that the Reverse Stock Split will result in a proportionate increase in the per-share price of the common stock outstanding or that such price, if achieved, will be sustained for any period of time. As such, there can be no assurance that the Reverse Stock Split will rectify the Minimum Bid Price Requirement, or if the Minimum Bid Price Requirement is rectified, that the Company will continue to remain in compliance with such standard.

Due to the above circumstances, Majority Stockholders determined it to be advisable and in the best interest of the Company and its stockholders that the Company effect a reverse stock split as soon as reasonably practicable, and as such executed and delivered a written consent to us on October 19, 2026. On October 26, 2026, the Board approved the Majority Stockholders Written Consent and the Reverse Stock Split.

The Reverse Stock Split is not being undertaken in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects. Additionally, consummating the Reverse Split is not part of a broader plan to take us private.

Determination of the Ratio for the Reverse Stock Split

If the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Stock Split, the final ratio will be selected by the Board, in its sole discretion. However, the ratio will not be less than a ratio of 1-for-10 or exceed a ratio of 1-for-100. In determining which ratio to use, the Board will consider numerous factors, including the historical and projected performance of our Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Stock Split. In particular, the Board will consider the impact of the ratio on maintaining continued listing compliance with the Nasdaq Global Market and resolving the current Minimum Bid Price Requirement deficiency.

The illustrative table below sets forth the number of shares of our Common Stock outstanding before and approximate number of shares outstanding after the Reverse Split based on shares of our Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a One-for- Ten Reverse Split	Assuming a One-for- Fifty Reverse Split	Assuming a One-for- One Hundred Reverse Split
Aggregate Number of Shares of Common Stock Outstanding	487,674,534	48,767,453	9,753,490	4,876,745

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Principal Effects of the Reverse Stock Split

After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. The proposed Reverse Stock Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split.

After the effective date of the Reverse Stock Split, our Common Stock would have a new CUSIP number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on the Nasdaq Global Market under the symbol “ADBT”.

The proposed Reverse Stock Split will have no effect on the total number of authorized shares available for issuance by the Company pursuant to the Company’s Certificate of Incorporation, however as the Reverse Stock Split will decrease the total number of shares issued and outstanding, the Company will have an increased number of authorized but unissued shares available for future issuance after the Reverse Stock Split is affected.

Effective Date

The proposed Reverse Stock Split would become effective on the date of filing of the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Delaware unless another effective date is set forth in the Reverse Stock Split Amendment. On the effective date, shares of Common Stock issued and outstanding shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the final approved ratio.

Under Nasdaq rules, Nasdaq will halt trading at approximately 7:50 p.m. ET on the day immediately before the market effective date of a reverse stock split, and generally will re-open the security for trading at approximately 9:00 a.m. ET on the effective day of a reverse split.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock as reported on the Nasdaq Global Market on the effective date of such Reverse Stock Split.

Record and Beneficial Stockholders

If our Board elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares of Common Stock electronically in book entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Stock Split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

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If our Board elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Stock Split selected by the Board. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.00001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the final approved ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the final approved ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Stock Split to our stockholders. The summary is based on the Code, applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the federal income tax consequences of a Reverse Stock Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

A stockholder of our Common Stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Stockholders of our Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

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THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required

Under the DGCL and our Bylaws, the affirmative vote of a majority of the shares of our Common Stock cast and entitled to vote is required. Accordingly, this action was approved by the affirmative vote of the Majority Stockholders through the Majority Stockholders Written Consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, based on amounts outstanding as of the Record Date, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as otherwise indicated in the footnotes to the table set forth below, all persons listed have sole voting power and investment power, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership of their Common Stock.

The percentage of beneficial ownership shown in the table is based on 487,674,534 shares of common stock outstanding as of the Record Date.

Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Advasa Holdings, Inc., 1-2-7 Moto-Akasaka, Minato-ku, Tokyo, 107-0051 Japan.

	Common Stock
Name of Beneficial Owner	Number	%
Executive Officers and Directors
Grady Ryther, Chief Executive Officer and Director	—	—
William Witherspoon, Chief Financial Officer and Director	—	—
Sultan Ali Rashed Lootah, Independent Director	—	—
Ferdinand Groenewald, Independent Director	—	—
All directors and officers as a group (4 persons) (1)	—	—

5% Stockholders
Asamitsu Kosugi (2)	232,638,232	47.76%
Tatsuya Akimoto(3)	135,454,900	27.81%
Uemera Holdings Co., Ltd. (4)	28,732,860	5.90%

*	Represents beneficial ownership of less than 1%.
(1)	Includes the directors and named executive officers listed above.
(2)	Represents shares of the Company currently held by Asamitsu Kosugi exchanged for shares of Advasa Japan on August 29, 2025.
(3)	Represents shares of the Company currently held by Tatsuya Akimoto exchanged for shares of Advasa Japan on August 29, 2025.
(4)	Represents shares held by Uemera Holdings Co., Ltd., a Japanese company. Yoshitada Uemura has sole voting and dispositive power over these shares of Common Stock. Therefore, he is deemed to be the beneficial owner of these shares of Common Stock. The address of Uemera Holdings Co., Ltd is 6-6 Oroshishinmachi, Shimonoseki, Yamaguchi, Japan.

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ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the below number or mail a request to receive separate copies at the below address, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

ADVASA HOLDINGS, INC.

1325 Avenue of the Americas, 27th Floor

New York, NY 10019

Telephone: +81-3-6868-5538

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, future operational plans, the performance of our shares of common stock on the Nasdaq Global Market, and our compliance with the continued listing standards of the Nasdaq Global Market. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this Information Statement entitled “Additional Information,” all of which are accessible on the SEC’s website at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above actions. Your consent to the above actions is not required and is not being solicited. This Information Statement is intended to provide our stockholders with the information required by the rules and regulations under the Exchange Act.

October [●], 2026
By Order of the Board of Directors

/s/
Name: Grady Ryther
Director and Chief Executive Officer

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Appendix A

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF

INCORPORATION OF ADVASA HOLDINGS, INC.

Advasa Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Advasa Holdings, Inc. The date of filing of the original Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware is February 4, 2025.

2. This Certificate of Amendment to Certificate of Incorporation (this “Certificate of Amendment”) amends the Certificate of Incorporation, and a new Section 4(j) is hereby added as a new subsection of Section 4 of the Certificate of Incorporation, immediately following Section 4(i) of the Certificate of Incorporation, and providing as follows::

“As of 4:01 p.m. Eastern Time on [    ] (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each [    ] ([    ]) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value of $0.00001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. There shall be no fractional shares of Common Stock issued and, in lieu thereof, a holder of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock as a result of the reclassification effected by this Certificate of Amendment, following the Effective Time, shall receive, in lieu of any fractional shares of Common Stock, an amount of cash based on a price equal to the fraction of a share to which the holder would otherwise be entitled multiplied by the closing price of the Common Stock as reported on the Nasdaq Global Market at the Effective Time, upon the surrender of such stockholders’ old stock certificate, if shares are held in certificated form.”

3. The remaining provisions of the Certificate of Incorporation not affected by the aforementioned amendment shall remain in full force and shall not be affected by this Certificate of Amendment.

4. This Certificate of Amendment and the actions set forth herein has been duly approved and adopted by the Board of Directors of the Corporation on October [__], 2026, and this Certificate of Amendment and the actions set forth herein have been approved by majority of the stockholders of the Corporation by written consent on October [__], 2026, in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the ___ day of _________ 2026.

/s/ Grady Ryther
Name: Grady Ryther
Director and Chief Executive Officer